Exhibit 32.1

                           CERTIFICATIONS PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                            (18 U.S.C. SECTION 1350)

      In connection with the Quarterly Report of China Ivy School, Inc., a Nevada corporation (the "Company"), on Form 10-Q for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission (the "Report"), Yongqi Zhu, Chief Executive Officer of the Company, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

            (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 14, 2008

/s/ Yongqi Zhu
-----------------------------------
Yongqi Zhu, Chief Executive Officer

[A signed original of this written statement required by Section 906 has been provided to China Ivy School, Inc. and will be retained by China Ivy School, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]